EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT

PARENT
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Roebling Financial Corp, Inc.




                                STATE OR OTHER
                                JURISDICTION OF                  PERCENTAGE
SUBSIDIARIES                    INCORPORATION                    OWNERSHIP
------------                    -------------                    ---------

Roebling Bank                    United States                     100%